As filed with the Securities and Exchange Commission on August __, 1996
 Registration No. 333-_____

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                               ___________

                                 FORM S-3
                          REGISTRATION STATEMENT
                                  Under
                        The Securities Act of 1933
                               ___________

                          ATC ENVIRONMENTAL INC.
          (Exact name of Registrant as specified in its charter)

        Delaware                   4950                  46-0399408
 (State or jurisdiction     (Primary Standard         (I.R.S. Employer
           of                   Industrial          Identification No.)
    incorporation or       Classification Code
     organization)               Number)

                          ATC Environmental Inc.
                     104 East 25th Street, 10th Floor
                         New York, New York 10010

                 (Address of principal place of business)

                        Morry F. Rubin, President
                          ATC Environmental Inc.
                     104 East 25th Street, 10th Floor
                         New York, New York 10010
                    (212) 353-8280/(212) 598-4283(Fax)

(Name, address, and telephone number of principal executive offices and agent for service)
                                Copies to:
                            Steven Morse, Esq.
                            Lester Morse P.C.
                           111 Great Neck Road
                        Great Neck, New York 11021
                             (516) 487-1446
                          (516) 487-1452 (Fax)
Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

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If  this  Form is filed to register additional securities for  an  offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Pursuant to Rule 429, this Registration Statement constitutes a Post-Effective Amendment to the Registrant's Form S-1 Registration Statement, File No. 33-36387 which relates to 284,803 shares of Common Stock issuable upon exercise of a like number of Class C Warrants.

Pursuant to rule 429, this Registration Statement constitutes a Post-Effective Amendment to the Registrant's Form S-1 Registration Statement, File No. 33-39092 which relates to an additional 285,817 shares of Common Stock issuable upon exercise of a like number of Class C Common Stock Purchase Warrants.


                     CALCULATION OF REGISTRATION FEE

                                           Proposed   Proposed
                                           maximum    maximum
                                           offering   aggregate  Amount of
 Title of Securities to be  Amount to be   price per  offering   registration
       registered           registered(1)  unit(2)    price(2)   fee

Common Stock, par value     570,620 shares $13.000    $7,418,060 $2,557.96
$.01 per share

(1) Includes 570,620 shares of Common Stock, par value $.01 per share, which are issuable upon exercise of a like number of publicly held outstanding Class C Common Stock Purchase Warrants.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.
PAGE
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                          CROSS REFERENCE SHEET
                Pursuant to Item 501(b) of Regulation S-K
        Showing Location in Prospectus of Part I Items of Form S-3


    Item Number of Form S-3               Location or Caption
                                             in Prospectus
 1. Front of the Registration
    Statement and                      Cover Pages of Registration
    Outside Front Cover Page of        Statement and Prospectus
    Prospectus

 2. Inside Front and Outside Back      Inside Front and Outside Back
    Cover Pages                        Cover Pages of Prospectus
    of Prospectus

 3. Summary Information, Risk Factors
    and Ratio                          The Company; Risk Factors
    of Earnings to Fixed Charges

 4. Use of Proceeds                    Use of Proceeds

 5. Determination of Offering Price    Outside Front Cover Page of
                                       Prospectus;
 6. Dilution                           Not applicable

 7. Selling Security Holders           Not Applicable

 8. Plan of Distribution               Outside Front Cover Page of
                                       Prospectus;
                                       Plan of Distribution

 9. Description of Securities to be    Description of Capital Stock
    Registered

10. Interests of Named Experts and     Legal Matters; Experts
    Counsel

11. Material Changes                   Recent Developments


12. Incorporation of Certain
    Information                        Incorporation of Certain
    by Reference                       Information by Reference

13. Disclosure of Commission Position
    on                                 Description of Capital Stock
    Indemnification for Securities Act
    Liabilities
PAGE
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Subject to Completion, Dated August__, 1996                 PROSPECTUS
                            570,620 Shares

                             Common Stock

      This Prospectus of ATC Environmental Inc. ("ATC") relates to the exercise of 570,620 shares of ATC Common Stock issuable upon exercise of a like number of Class C Redeemable Common Stock Purchase Warrants (the "Class C Warrants" or "Warrants"). Each Class C Warrant entitles the holder to purchase one share of ATC Common Stock at an exercise price of $10.00 per share until January 11, 1992, which date was extended by the Board of Directors until January 11, 1993, January 11, 1994, September 30, 1994, September 30, 1996 and which date was later extended by the Board until April 30, 1997. (No consideration was received by ATC to extend the expiration dates of the Warrants.) ATC has the right to redeem the Class C Warrants at a price of $.001 per Warrant at any time upon 30 days prior written notice. The exercise price of the Warrants was arbitrarily determined by ATC and bears no relationship to the book value, assets, or other recognized criteria of value. See "Risk Factors" and "Description of Capital Stock."

      The Common Stock is quoted on the Nasdaq National Market under the symbol "ATCE." The last reported sale price of the Common Stock on August 19, 1996 as reported by the Nasdaq National Market, was $12.9375 per share. See "Price Range of Common Equity."

      For a discussion of certain material factors that should be considered in connection with an investment in the Common Stock, see "Risk Factors" commencing on page 5 hereof.
                             ___________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

RESIDENTS OF THE STATE OF NEW JERSEY MAY ONLY EXERCISE THEIR WARRANTS THROUGH A BROKER/DEALER REGISTERED IN THE STATE OF NEW JERSEY OR IN RELIANCE UPON AN EXEMPTION OR EXCEPTION UNDER N.J.S.A. (NEW JERSEY STATUTES, ANNOTATED, AS AMENDED) 49:3-47 ET.SEQ. HOWEVER, ATC DOES NOT INTEND TO PAY BROKER/DEALERS SOLICITATION FEES FOR THE EXERCISE OF ITS WARRANTS.

RESIDENTS OF THE STATE OF MARYLAND MAY ONLY EXERCISE THEIR WARRANTS THROUGH A BROKER/DEALER REGISTERED IN THE STATE OF MARYLAND OR IN RELIANCE UPON AN EXEMPTION OR EXCEPTION UNDER THE ANNOTATED CODE OF MARYLAND, AS AMENDED.

RESIDENTS OF THE STATE OF HAWAII MAY ONLY EXERCISE THEIR WARRANTS THROUGH A BROKER/DEALER REGISTERED IN THE STATE OF HAWAII, OR IN RELIANCE UPON AN EXEMPTION OR EXCEPTION UNDER THE HAWAII REVISED STATUTES.

      Security holders who desire to exercise their Warrants should execute the Subscription Form contained in the security and submit same together with any appropriate check made payable to "ATC Environmental Inc." to the transfer agent, American Stock Transfer & Trust Co., 40 Wall Street, New York, New York 10005. ATC does not intend to pay broker-dealers solicitation fees for the exercise of its Warrants. See "Plan of Distribution."

            The date of this Prospectus is ________, 1996
PAGE
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  The following legend should appear in red on the left side of the cover page:

  "Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission.
  These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State."

                       AVAILABLE INFORMATION

        ATC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). The Registration Statement (as defined below), of which this Prospectus forms a part, as well as reports, proxy statements and other information filed by ATC, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, DC 20549 and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, New York, NY 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, DC 20549.

        ATC has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock being offered pursuant to this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement may be inspected and copies at the public reference facilities maintained by the Commission at the address set forth in the preceding paragraph. Statements contained herein concerning the provisions of any documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.
PAGE

       INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The  following  documents filed  with  the  Securities  and
Exchange   Commission  (the  "Commission")  (File  No.   1-10583)
pursuant to the Securities Exchange Act of 1934, as amended  (the
"Exchange Act"), are incorporated herein by reference:

      1. The Company's Annual Report on Form 10-K, as amended, for the fiscal year ended February 29, 1996,

      2. The Company's Form 8-K dated May 24, 1996, as amended, relating to certain recent acquisitions; and

      3.    The Company's Form 10-Q for the quarter ended May 31,
1996.

     All documents filed by ATC after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereby has been sold or which deregisters such stock then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements as modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      ATC will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have or may be incorporated by reference in this Prospectus (other than certain exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests for such documents may be made by writing ATC, 104 East 25th Street, Tenth Floor, New York, NY 10010 (Attention: Shareholder Relations) or by calling (212) 353-8280.
                          ___________
                                2
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                          THE COMPANY


      ATC Environmental Inc. (the "Company" or "ATC") is a specialized provider of technical and project management services to a large, diverse client base of Fortune 500 corporations, other businesses and federal, state and local government. The Company's technical and project management services consist primarily of environmental consulting and engineering and information technology consulting services offered to national, regional and local clients. The Company has grown in recent years through internal expansion and through the acquisition of businesses primarily in the environmental engineering and consulting industry. At June 30, 1996, the Company operated through 60 branch offices in 30 states.

       ATC's environmental technical and project management services include industrial hygiene consulting, environmental site management, environmental risk management, health and safety consulting and management information systems for comprehensive environmental risk assessment and management. The Company operates in-house testing laboratories that support its environmental services. The Company has developed offerings in several growing niche environmental markets within its areas of specialization, including lead-based paint management, occupational safety and industrial hygiene consulting, indoor air quality consulting and environmental software.

      ATC's information technology consulting services group provides high-level programming, systems analysis, project management, information technology consulting and related computer services, including web site development. The level of involvement of the Company's consultants ranges from meeting the client's staffing and specific programming needs to comprehensive management of information solutions, outsourcing and the implementation of leading-edge information technologies.

            ATC's growth strategy is focused on strategic acquisitions of information technology consulting businesses, acquisitions of environmental consulting businesses and through internal growth. The Company intends to continue to expand its information technology consulting business through strategic acquisitions of businesses that increase its geographic presence and have capabilities in niche outsourcing markets. The Company believes that it can significantly improve the operating performance of acquired businesses through the integration of the businesses into ATC's existing offices and operations and through emphasis on basic business management such as employee utilization, credit and collections management and profit center accountability. As a result, the Company targets both profitable and under-performing businesses. The Company intends to grow internally through the development of existing service markets and through expansion into additional niche service specializations that the Company believes have the potential to grow more rapidly than the overall market.

                                3
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     Unless otherwise indicted, all references herein to "ATC" or the "Company" refer to ATC Environmental Inc., its subsidiaries and predecessors. The Company's principal executive office is located at 104 East 25th Street, Tenth Floor, New York, New York 10010 and its telephone number is (212) 353-8280.

                          The Offering



Common Stock Offered by the Company                 570,620 shares

Common Stock Outstanding Before
  the Offering                                    7,786,049 shares (1)

Common Stock to be Outstanding after the
  Offering                                        8,356,669 shares (2)

Use of Proceeds                                   To      expand     the
                                                  Company's   operations
                                                  through   acquisitions
                                                  and  internal  growth;
                                                  to   reduce  the  debt
                                                  outstanding under  the
                                                  Company's    revolving
                                                  credit  facility;  and
                                                  for   general  working
                                                  capital purposes.


Nasdaq National Market Symbol                     "ATCE"

___________

(1) Does not include the following: (a) 570,620 shares reserved for issuance under outstanding Class C Common Stock Purchase Warrants (see "Description of Capital Stock"); (b) Existing Stock Option Plans covering 781,750 shares reserved for issuance upon exercise stock options granted or to be granted pursuant to such Plans ; (c) 50,000 shares reserved for issuance outside of the Company's Stock Option Plans; and (d) 490,500 shares reserved for issuance upon exercise of stock purchase warrants issued in exchange for previously outstanding stock purchase warrants of Aurora Environmental Inc. ("Aurora") pursuant to the merger of Aurora into ATC.

(2)  Assumes the exercise of all Class C Warrants.

                                4
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                          RISK FACTORS

      In evaluating an investment in the Common Stock being offered hereby, investors should consider carefully, among other things, the following risk factors, as well as the other information contained in this Prospectus and the documents incorporated herein by reference. This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors."


Growth and Acquisition Risks

      One of the Company's primary strategies is to pursue the acquisition of other companies or assets that either complement or expand its existing business. The Company completed one acquisition in fiscal 1994, three acquisitions in fiscal 1995, and two acquisitions in fiscal 1996, (excluding a merger with Aurora Environmental Inc., which at the time of the merger owned approximately 57% of ATC and had no other business operations except those conducted through ATC and its subsidiaries) and to date two acquisitions in fiscal 1997. The Company has also had preliminary acquisition discussions with or has evaluated the potential acquisition of numerous other companies over the past several years. The Company is unable to predict the likelihood of a material acquisition being completed in the future. If the Company proceeds with an acquisition for cash, the Company may use a portion or all of the proceeds the Company receives from the exercise of Warrants to consummate such transaction. See "Use of Proceeds." The Company may also seek to finance any such acquisition through additional debt or equity financings.

       The Company anticipates that one or more potential acquisition opportunities, including those that would be material, may become available in the near future. If and when appropriate acquisition opportunities become available, the Company intends to pursue them actively. Although the Company has successfully completed several acquisitions, there can be no assurance that the Company will be able to identify, acquire or profitably manage additional companies or successfully integrate such additional companies into ATC's operations without substantial costs, delays or other problems. In addition, there can be no assurance that any companies acquired will be profitable at the time of their acquisition or will achieve sales and profitability that justify the investment therein. Acquisitions may involve a number of special risks, including adverse effects on the Company's reported operating results, diversion of management's attention, dependence on retention and hiring of key personnel, risks associated with unanticipated problems or legal liabilities and amortization of acquired intangible assets, some or all of which could have a material adverse effect on the Company's operations and financial

                                5
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performance.  The expansion of the Company's operations,  whether through acquisitions or internal growth, may place substantial burdens on the Company's management resources and financial controls. There is no assurance that the increasing burdens on the Company's management resources and financial controls will not have an adverse effect on the Company's operations. See "Use of Proceeds."

Risks   Associated  with  Expansion  of  Information   Consulting
Services

      The Company intends to significantly expand its presence as a provider of information technology consulting services, both through acquisition and through internal growth. Since the Company's management has limited experience in acquiring or managing information technology consulting services, such acquisitions are likely to subject the Company to additional acquisition risks and there can be no assurance that any such acquisition will be successful in enhancing the Company's business. In particular, effective May 28, 1996, the Company purchased certain assets and assumed certain specified liabilities of 3D Information Services, Inc. ("3D"), an information services company providing technical information system consulting services in all phases of information system design service and system programming services to help clients in building new computer systems and modifying existing computer systems. There can be no assurance that the acquisition will prove successful in enhancing the Company's business, that the Company will be able to successfully integrate such business into is existing business, or that the Company will be able to manage its growth, if any, successfully.

     The Company's success in the information consulting services markets will depend in part on its ability to develop information consulting solutions which keep pace with the continuing changes in information processing technology, evolving industry standards, and changing client preferences. There can be no assurance that the Company will be successful in addressing these developments in a timely manner or that, if it does address them, the Company will be successful in the marketplace. The Company's delay or failure to address these developments could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that products or technologies developed by third parties will not render the Company's services noncompetitive or obsolete.

Potential Liability and Insurance

     The Company is engaged in a wide range of advisory services, from lead-based paint risk management and industrial hygiene to health and safety training programs. Due to the nature of the Company's services, ATC is exposed to a significant risk of professional liability for environmental damage, property damage, personal injury and economic loss which may substantially exceed the fees derived from such services. ATC currently maintains a "claims made" professional liability insurance policy, including

                                6
PAGE
contractor's pollution liability coverage, for claims with a per claim and aggregate limit of $10,000,000 and a deductible of $250,000, although increased limits have been obtained on a specific endorsement basis to meet the needs of particular clients or contracts. The Company's policy covers both errors and omissions. A "claims made" policy only insures against claims filed during the period in which the policy is in effect. The Company also carries general liability insurance of $1,000,000 with a $9,000,000 umbrella. Although the Company believes that its current level of insurance coverage is adequate to protect it from the type and level of liability exposure that it can reasonably expect to encounter during its ordinary course of business, the coverage would most likely be inadequate if a catastrophic event occurred for which the Company was found to be liable. The relatively low dollar amount of the policy limit currently maintained, the possible future unavailability or modification of this insurance or any significant increase in insurance rates could have a material adverse effect on ATC's operations. Further, because clients may require that ATC maintain liability insurance, the possible future unavailability of such insurance could adversely affect ATC's ability to compete effectively. In the event the Company expands its services into new markets, no assurance can be given that the Company will be able to obtain insurance coverage for such activities or, if insurance is obtained, that the dollar amount of any liabilities incurred in connection with the performance of such services will not exceed policy limits.

Changing Regulatory Environment

      The growth of the environmental consulting and engineering services industry has been largely attributed to the increase in environmental regulation and the response of governmental and commercial entities and financial institutions to public concern with environmentally contaminated facilities. The demand for environmental consulting and engineering services has been, in part, the result of facility owners or operators attempting to comply with or avoid liability under environmental regulations at the federal, state or local levels. Because of the burden imposed with respect to complying with such regulations, various groups have sought to relax or repeal certain forms of environmental regulation. There can be no assurance that such regulation will not be curtailed in the future. While the Company believes that the demand for its services is also attributable to factors other than regulatory compliance, there can be no assurance that changes in environmental laws and regulations would not have a material adverse effect on the Company's business.

Potential Environmental Liability

      The Company's operations include advising clients on the handling, storage and disposal of hazardous material, toxic wastes and other pollutants and the remediation of contamination. These services may expose the Company's employees and others to dangerous elements and may involve a significant risk to the
                                7
PAGE

Company for liability for environmental damage, personal injury, property damage and fines and costs imposed by regulatory agencies. Claims may be asserted against the Company under federal and state statutes and regulations, common law, contractual indemnification agreements or otherwise. There can be no assurance that the Company will not be subject to claims which could materially and adversely affect the operations of the Company.

Attraction and Retention of Professional Personnel

      The Company's ability to attract and retain qualified engineers, scientists, and other professionals, either through direct hiring or acquisition of other firms employing such professionals, will be an important factor in determining the Company's future success. There is significant competition for employees with the skills required to perform the services offered by the Company. There can be no assurance that the Company will be successful in attracting a sufficient number of highly skilled employees in the future, or that it will be successful in training, retaining and motivating employees. The Company's inability to attract, train and retain skilled employees or the Company's employees' inability to achieve expected levels of performance could impair the Company's ability to adequately manage and complete its existing projects and to bid for or obtain new projects, which could have an adverse effect on the Company's business, financial condition and results of operations.

Fixed-Price Contracts and Other Project Risks

      Through the three months ended May 31, 1996, a substantial portion of the Company's revenue was generated on a fixed-price, fixed-delivery-schedule (``fixed-price'') basis, rather than on a time and materials basis. The Company's failure to accurately estimate the resources required for a fixed-price project or its failure to complete its contractual obligations in a manner consistent with the project plan upon which its fixed-price contract was based could adversely affect the Company's results of operations and could have a material adverse effect on the Company's business and financial condition. In the past, the Company has been required to commit unanticipated additional resources to complete certain projects, which negatively affected the profitability generated on such projects, and has found it necessary to revise project plans during the project, and to change project managers to ensure projects are completed on schedule. The Company may experience similar situations in the future. Failure to anticipate such needs could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the Company may establish a price before the design specifications are finalized, which could result in a fixed price that turns out to be too low and therefore adversely affects the Company's business, financial condition and results of operations. The Company has undertaken and may in the future undertake projects in which the Company guarantees performance based upon defined operating
                                8
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
specifications or guaranteed delivery dates. Unsatisfactory performance or unanticipated difficulties in completing such projects may result in client dissatisfaction and a reduction in payment to, or payment of damages by, the Company, any of which could have a material adverse effect on the Company's business, financial condition and results of operations.

Competition

       The environmental engineering and information technology consulting industries in which the Company operates are subject to intense competition. In addition to the thousands of small environmental consulting and testing firms operating nationally, ATC competes with several national environmental engineering and consulting firms including Law Engineering, Inc., The Earth Technology Corporation (a subsidiary of Tyco International, Inc.), Dames & Moore, Inc. and Professional Service Industries, Inc. In the information technology consulting market, ATC competes with many small and medium-sized information technology firms as well as large temporary staffing companies, including The Olsten Corporation, Corestaff, Inc. and Accustaff Incorporated among others and large systems consulting firms. Many of ATC's present and future competitors may have greater financial, technical and personnel resources than ATC. It is not possible to predict the extent of competition which ATC will encounter in the near future as the environmental engineering and information technology consulting services industries continue to mature and consolidate.

Variability of Quarterly Operating Results; Seasonality

      The Company's revenue and operating results may fluctuate from quarter to quarter based on a number of factors, including the number, size and scope of projects in which the Company is engaged, the contractual terms and degree of completion of such projects, any delays incurred in connection with a project, employee hiring and utilization rates, the adequacy of provisions for losses, the accuracy of estimates of resources required to complete ongoing projects and general economic conditions. In addition, the timing of revenue is difficult to forecast because the Company's sales cycle is relatively long. A high percentage of the Company's operating expenses, particularly personnel and rent, are relatively fixed in advance of any particular quarter. For example, while the number of professional staff the Company employees may be adjusted to reflect active projects, such adjustments take time and the Company must maintain a sufficient number of senior professionals to oversee existing clients and to focus on securing new client engagements. As a result, unanticipated variations in the number or progress toward completion of the Company's projects or in employee utilization rates may cause significant variations in operating results in any particular quarter and could result in adverse changes to the Company's business, financial condition and results of operation. Seasonal factors such as weather-related shutdowns in major markets, vacation days, total business days in a quarter, or the business practices of clients such as deferring commitments on new projects until after the end of the calendar or the client's

                                9
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
fiscal year could require the Company to maintain under-utilized employees and could therefore have a material adverse effect on the Company's business, financial condition and results of operations. Any shortfall in revenue or earnings from expected levels or other failure to meet expectations of securities analysts or the market in general regarding results of operations could have an immediate and significant adverse effect on the market price of the Company's Common Stock. Given the possibility of such fluctuations, the Company believes that comparisons of its results of operations for preceding quarters are not necessarily meaningful and that such results for one quarter should not be relied upon as an indication of future performance.

                        USE OF PROCEEDS

      The net proceeds to the Company from the exercise of all 570,620 Class C Warrants, of which no assurances can be given in this regard, are estimated to be approximately $5,670,000 after deducting estimated offering expenses payable by the Company of approximately $36,000.

      The Company may utilize all or any portion of the net proceeds of this offering to reduce its debt outstanding under its credit facilities. At June 30, 1996, $20,000,000 was outstanding under such facilities. It is anticipated that any remaining net proceeds of this offering will be utilized to expand the Company's operations through strategic acquisitions of companies with complementary services, products or technologies, as well as through internal expansion. In addition, the net proceeds of this offering will be available for general working capital purposes.

     The Company is actively exploring acquisition opportunities, has identified a number of companies which it might wish to acquire and has engaged in certain preliminary due diligence activities. These activities have not resulted in any contract, understanding or arrangement for an acquisition as of the date of this Prospectus. Because all of the net proceeds will be available for acquisitions, internal expansion and general working capital purposes, the Company's Board of Directors will have broad discretion with respect to the application of such proceeds. The Company may not be able to consummate acquisitions or identify and obtain projects that meet the Company's requirements.

      Pending the application of such proceeds, the Company intends to invest the net proceeds of this offering in bank deposits and short-term, investment grade securities, including government obligations and money market instruments.

                                10
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
                      RECENT DEVELOPMENTS


     American Testing and Engineering Corporation - Effective May 24, 1996, ATC purchased certain assets and assumed certain liabilities of American Testing and Engineering Corporation ("ATEC"), a national environmental consulting firm. ATEC provides environmental consulting and engineering services including risk assessments, compliance audits, environmental remediation consulting, geotechnical, materials testing, industrial hygiene and analytical services through a large network of branch and regional offices. For its year ended December 31, 1995, ATEC had revenues of $85,020,000 and a net loss of ($1,820,000). The acquisition was accounted for as a purchase. ATC executed an agreement to lease substantially all of the sellers equipment and executed several sublease agreements for premises leased by ATEC. ATC also obtained non-competition agreements with ATEC, a non-acquired subsidiary, and the majority shareholder of ATEC. The purchase price consideration consisted of $9,000,000 of cash paid at closing and property and facility lease payments and non-compete obligations of $6,001,000 payable during the first year following the purchase. The Company also assumed liability for ATEC's bank debt, approximately $10,750,000, its accounts payable, and certain other recorded liabilities. The Company has the right to offset a portion of the purchase price to the extent that accounts receivable are not collected or other specified conditions are not met. The Company is contingently liable to ATEC for additional purchase consideration up to $10,750,000 if certain net revenue levels are achieved and certain other conditions are met. This contingent consideration, if fully earned, would be paid as follows; $3,883,333 in fiscal 1998, $3,873,333 in fiscal 1999, $1,293,334 in fiscal 2000 and $1,700,000 in fiscal 2002.

      The Company paid ATEC's bank debt and a portion of the cash paid at closing from proceeds from a $20,000,000 bridge credit facility with Chemical Bank and Atlantic Bank of New York. Under the terms of the credit agreement, the Company may borrow up to the amount of the facility, with interest payable monthly at 1.75% above the adjusted Eurodollar rate (7.18% at May 24, 1996). Amounts borrowed under this facility are due September 20, 1996. The Company is in the process of negotiating a longer term agreement with the banks prior to the maturity date of the credit agreement.

      3D Information Services, Inc. - Effective May 28, 1996, ATC purchased certain assets and assumed certain specified liabilities of 3D Information Services, Inc. ("3D"), a New Jersey based information services company providing technical
information   system  consulting  services  in  all   phases   of
information system design, development, maintenance and management in client server and mainframe based environments. Its clients include major companies in the telecommunications, financial services and pharmaceutical industries. 3D reported revenues and net income of approximately $10,360,000 and $85,000, respectively, for its year ended December 31, 1995. The
                                11
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
acquisition was accounted for as a purchase. Consideration paid consisted of $3,000,000 of cash at closing and a note payable for $2,500,000 payable in three annual payments plus interest. In addition, ATC assumed certain liabilities of approximately $190,000. A three year non-compete agreement with the majority stockholder was part of this transaction.

      Hill International Inc. Environmental Subsidiaries - On November 10, 1995, ATC purchased certain assets and assumed certain liabilities of the subsidiary companies at Hill International, Inc. that provided environmental consulting and engineering services (collectively the "Hill Businesses"). These services include asbestos management, industrial hygiene and indoor air quality consulting, environmental auditing and permitting, environmental regulatory compliance, water and wastewater engineering, solid waste and landfill management, hazardous waste management and analytical laboratory services. The Hill Businesses operated from facilities located in New York City, Boston and Willingboro, New Jersey. The Boston and New York offices have been integrated with ATC's existing operations, and ATC will benefit from other cost-saving measures taken, including the elimination of certain employees previously with the Hill Businesses.

     Applied Geosciences, Inc. - Effective February 29, 1996, ATC purchased certain assets and assumed certain liabilities of Applied Geosciences, Inc. ("AGI"). AGI services included environmental and hazardous waste site assessments, remediation design, air quality management, asbestos services, litigation support and engineering geology through its offices located in San Diego, Tustin, and San Jose, California.

Common Stock Offering

     Effective October 1995, the Company sold 1,970,000 shares of common stock at an offering price of $12.00 per share and received $21,554,461 net of underwriting and other related expenses. The Company used $5,500,000 to repay bank debt and used the remainder to expand the Company's operations through acquisitions and internal growth and for general working capital purposes.

                                12
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
Merger of Aurora into ATC

      Effective June 29, 1995, ATC and its then parent, Aurora were merged pursuant to an agreement approved by the majority of shareholders of each company, with ATC as the surviving corporation (the "Aurora Merger"). Prior to the Aurora Merger,
Aurora was a holding company which owned approximately 57% of ATC's outstanding Common Stock and had substantially no other assets. Under the terms of the merger, each outstanding share of Aurora Common stock was exchanged for .545 shares of ATC Common Stock. ATC issued 3,341,356 shares of ATC Common Stock in exchange for 6,131,104 shares of Aurora's common stock, and issued options and warrants entitling the holders thereof to purchase up to 604,950 shares of ATC Common Stock upon exercise in replacement of previously outstanding options and warrants to purchase Aurora's common stock. ATC common shares held by Aurora of 3,258,000 were canceled. Actual common shares outstanding increased by 83,356 shares. As a result of the Aurora Merger, ATC utilized Aurora's net operating loss carryforward to reduce its taxable income and accordingly recorded a one-time reduction in income tax expense of approximately $350,000 ($.05 per share) in fiscal 1996.

Continuing Litigation

With ATC's significant growth, the Company is now exposed to additional involvement in litigation of a routine nature arising from the Company's performance of services and its contractual and business relationships entered into in the ordinary course of business. With the exception of the First Fidelity Bank v. Hill International, INC. litigation described in greater detail in the Company's Forms 10(Q) and 10(K) which are incorporated herein by reference, no currently pending or threatened litigation is expected by management to have a material effect on the Company's operations or financial conditions


                                13
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
                           MANAGEMENT

     The following table sets forth certain information regarding the Company's directors, executive officers and a key employee.

      Name                     Age      Position

     Officers and Directors:

     George Rubin               68   Chairman of the Board and
                                     Secretary; Director

     Morry F. Rubin             36   President, Chief Executive
                                     Officer, Treasurer; Director

     Nicholas J. Malino         45   Senior Vice President,
                                     Financial
                                     and General Operations

     Christopher P. Vincze      34   Senior Vice President,
                                     Financial
                                     and General Operations

     Donald W. Beck             37   Senior Vice President

     John J. (Jeff) Goodwin     47   Vice President of
                                     Information Services

     Wayne A. Crosby            42   Chief Financial Officer

     Richard L. Pruitt          55   Vice President, Principal
                                     Accounting Officer; Director

     Richard S. Greenberg,
     Esq.                       46   Director

     Julia S. Heckman           46   Director



     Key Employee:

     John J. Smith, Esq.        45   General Counsel


       The   business   experience,  principal  occupations   and
employment, as well as the periods of service, of each of the directors, executive officers and a key employee of the Company during at least the last five years are set forth below.

      George  Rubin has been Chairman of the Board of  ATC  since
1988.   From  1961  to  1987,  Mr.  Rubin  served  as  President,
Treasurer and a director of Staff Builders, Inc.  Staff  Builders

                                14
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
Inc., was a publicly held corporation engaged in the business of providing temporary personnel primarily in the health care field operating through approximately 100 offices and with revenues over $100 million. Since December 1986, Mr. Rubin has been a principal stockholder, executive officer and a director of National Diversified services, Inc., a publicly held corporation which completed a public offering in December 1986 and currently has no business operations. George Rubin is the father of Morry
F. Rubin.

      Morry F. Rubin has been President, Chief Executive Officer, Treasurer and a director of ATC since 1988. Mr. Rubin was also President, Chief Executive Officer and Treasurer of Aurora from May 1985 to June 1995, and was a director of Aurora from
September 1983 to June 1995. Since 1986, Mr. Rubin has been a principal stockholder and from 1986 to July 1995, Mr. Rubin was President and a director of National Diversified services, Inc., a publicly held corporation, which completed a public offering in December 1986 and currently has no business operations. From 1981 to 1987, Mr. Rubin was employed in sales and as a director of acquisitions for Staff Builders, Inc., a publicly held company engaged in providing temporary personnel primarily in the health care field. Morry F. Rubin is the son of George Rubin.

     Nicholas J. Malino has been Senior Vice President, Financial and General Operations of ATC, since July 1993 and an employee of ATC, since October 1992, and is in charge of ATC's acquisition strategy. Mr. Malino has over fourteen years of experience in managing professional service organizations. From February 1991 to September 1993, Mr. Malino was the New York Regional Manager for Kemron Inc., a hazardous waste consulting company headquartered in McLean, Virginia. From August 1989 to January 1991, he was the Operations Manager for the New York City branch of Professional Service Industries, Inc.

      Christopher P. Vincze has been Senior Vice President, Financial and General Operations of ATC since July 1993, a regional manager of ATC since July 1991 and Vice President of a subsidiary of ATC since 1992. Mr. Vincze is in charge of ATC's sales and marketing. Mr. Vincze joined Dennison Environmental, Inc. in 1984 as an industrial hygienist and served as Vice President of Marketing and Operations from 1987 to July 1991.

      Donald W. Beck has been Senior Vice President of ATC since April 1990 and Vice President since January 1988. Mr. Beck is responsible for managing the operations of certain ATC offices. Mr. Beck also served as a director of ATC Laboratories, Inc., a predecessor company of ATC, from November 1985 until January 1988, President of ATC Laboratories, Inc. from May 1986 until January 1988 and as Vice President of ATC Laboratories, Inc. from November 1985 until May 1986. Mr. Beck has been a full-time employee of ATC (and formerly ATC Laboratories, Inc.) since May 1982.

      John J. (Jeff) Goodwin has been President and a director of ATC InSys Technology Inc., a subsidiary of ATC Environmental
Inc.,  established  to provide Information Technology  consulting

                                15
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
services, since the company was formed in May 1996. From September 1994 until May 1996, Mr. Goodwin served as President of the Contest Systems Division of ATC, which was established to assist clients in using state-of-the-art client/server technologies for risk management and decision support. His responsibilities in this position included development and marketing of specialized software, the Contest Environmental Management System, to assist clients in managing facility-based environmental hazards, design and implementation of an Intranet system to improve communications among ATC's offices, and direction of ATC's strategies to establish an information technology consulting practice. Prior to joining ATC, he directed a national data processing consulting practice for Datronics Inc. from December 1991 until August 1994. From April 1980 until October 1991, Mr. Goodwin was employed by Ernst & Young LLP, an international professional services firm, where he was admitted as a partner in 1984. In this capacity, Mr. Goodwin directed a public sector and environmental services consulting practice, a specialized practice providing services related to the design and implementation of decision support systems, and as a partner in Ernst & Young's general Information Technology consulting practice.

      Wayne A. Crosby has been Chief Financial Officer of ATC since July 1995. Prior to joining ATC, Mr. Crosby was the Chief Financial Officer of BSE Management, Inc. from 1991 to 1993 and Chief Financial Officer of Compex systems, Inc. from 1986 through 1990. Mr. Crosby is a certified public accountant and was employed by Deloitte Haskins & Sells for eight years.

      Richard L. Pruitt is a Vice President, the Principal Accounting Officer and a director of ATC. Mr. Pruitt has served as Vice President of ATC since September 1990, as Principal Accounting Officer of ATC since April 1988 and as a director of ATC since January 1988. Mr. Pruitt served as Principal Financial Officer of ATC from September 1989 to April 1992 and from May 1993 to July 1995. Mr. Pruitt served as the Principal Financial Officer and a director of Aurora from May 1985 to June 1995 and served as Financial Manager of Aurora from February 1982.

      Richard S. Greenberg, Esq. has been a director of ATC since July 1995. Mr. Greenberg has been a director of the Environmental Management Consulting Services Croup at Coopers & Lybrand since October 1989. Mr. Greenberg has over 20 years of experience in the areas of environmental management consulting, environmental litigation support and legislative policy analysis.

      Julia S. Heckman has been a director of ATC since August 1995. Mrs. Heckman has been a Managing director with Rodman & Renshaw, Inc.'s Investment Banking Group since April 1995 and had been a Managing Director with Mabon securities Corp.'s Investment Banking Group since 1991. Prior to joining Mabon Securities Corp., Mrs. Heckman was a Managing Director with Paine Webber Group Inc's Corporate Finance Group. Mrs. Heckman serves as a member of the Company's Board of Directors pursuant to an

                                16
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
Underwriting  Agreement  dated as of  October  10,  1995  between
Rodman & Renshaw, Inc. and the Company.

      John J. Smith, Esq. has been General Counsel since August 1989 and served as a Vice President of ATC from September 1990 through December 1993. Prior to joining ATC, from 1986 to 1989, Mr. Smith was the Secretary of the South Dakota Department of Water and Natural Resources, a cabinet level position responsible for managing all of the State's environmental and natural resources development programs.

      The  Board  of  Directors has recently appointed  an  Audit
Committee and a Compensation Committee consisting of three directors including Morry F. Rubin and Richard S. Greenberg and Julia S. Heckman. The Audit Committee is responsible, among other things, for approving and transactions between the Company and any of its directors, officers or affiliates. Since August 1995, the Compensation Committee is responsible for setting compensation of the executive officers of the Company and for granting any further options to purchase Common Stock.

     All directors of ATC will hold offices until the next annual stockholders' meeting and until the election and qualification of their successors. Officers hold their respective positions until their successors are duly qualified or until they resign or are removed by the Board of Directors.

                      PLAN OF DISTRIBUTION

      Security holders who desire to exercise their Warrants should execute the Subscription Form contained in the security and submit same together with any appropriate check made payable to "ATC Environmental Inc." to the transfer agent, American Stock Transfer & Trust Co., 40 Wall Street, New York, New York 10005. ATC does not intend to pay broker-dealers solicitation fees for the exercise of its Warrants.

                                17
PAGE

                  DESCRIPTION OF CAPITAL STOCK

Common Stock

      The authorized capital stock of ATC consists of 20,000,000 shares of Common Stock, $.01 par value each. The shares of
Common Stock: (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of ATC; (ii) are entitled to share ratably in all of the assets of ATC available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of ATC; (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters upon which Stockholders may vote at all meetings of Stockholders. All shares of Common Stock now outstanding are fully paid and non-assessable and all shares of Common Stock which are the subject of this offering, when issued, will be fully paid and non-assessable.

Class C Warrants

      Each Class C Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $10.00 per share until April 30, 1997. ATC has the right to redeem the Class C Warrants at a price of $.001 per Class C Warrant upon 30 days prior written notice. The holders of the Class C Warrants do not have any of the rights or privileges of stockholders of ATC prior to the exercise of warrants. The exercise price of the Class C Warrants and the number of shares issuable upon exercise of the Class C Warrants are subject to anti-dilution adjustment to protect against stock dividends, stock splits, mergers and recapitalizations. In accordance with the terms of the Class C Warrants, ATC is required to maintain a current and effective registration of the securities issuable upon exercise of the Class C Warrants.

      Although the foregoing brief description of the Warrants contains the information ATC deems necessary to make an informed decision, it is qualified in its entirety by reference to the terms of the Warrant Agreement and Warrant Certificates, the forms of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

     ATC must have a current and effective registration statement on file with the Securities and Exchange Commission in order for a Warrant holder to be able to exercise the Warrants. In accordance with the terms of the Warrants, ATC will be required to file for, and endeavor to secure, such current and effective registration of the securities issuable upon exercise of the Warrants. Various state securities laws relating to qualification of securities (or an exemption thereof) for sale in such states may also be applicable. Necessarily there can be no assurance that ATC will, at all times during the life of the Warrants, be able to secure or maintain such registration or qualification; and in the event it is unable to do so, the

                                18
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
Warrants will not be exercisable and may be valueless. If ATC is unable to qualify the securities underlying the Warrants for sale in particular states, Warrant holders in those states will have no choice but to sell their Warrants or let them expire.

Delaware Law

       Section 203 of the Delaware General Corporation Law prohibits a publicly-held Delaware corporation from engaging in "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock.

Indemnification

      As permitted by the Delaware General Corporation Law, ATC's Certificate of Incorporation provides that a director of ATC will not be personally liable to ATC or its Stockholders for monetary damages for breach of the fiduciary duty of care as a director, except under certain circumstances including breach of the director's duty of loyalty to ATC or its Stockholders or any transaction from which the director derived an improper personal benefit.

      ATC's by-laws provide for the indemnification of ATC's officers and directors to the fullest extent permitted by Delaware law. In this respect, ATC entered into indemnification agreements with its officers and directors to hold them harmless and to indemnify each person from and against all fines, amounts paid in settlements and expenses, including attorneys' fees incurred as a result of or in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative or investigative, by reason of the fact that the person was a director and/or officer of ATC or served any other corporation in any capacity at the request of ATC, in the manner and to the extent permitted by law.

      ATC has been advised that it is the position of the Securities and Exchange Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Laws, that such provisions are against public policy as expressed in the Securities Laws and are therefore unenforceable.

Transfer Agent and Exchange Agent

      American Stock Transfer & Trust Co., New York, NY is acting as transfer agent and warrant agent for ATC's securities.

                                19
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
      Security holders who desire to exercise their Warrants should execute the Subscription Form contained in the security and submit same together with any appropriate check made payable to "ATC Environmental Inc." to the transfer agent, American Stock Transfer & Trust Co., 40 Wall Street, New York, New York 10005. ATC does not intend to pay broker-dealers solicitation fees for the exercise of its Warrants. See "Plan of Distribution."

                         LEGAL MATTERS

      The validity of the issuance of the shares of Common Stock offered by this Prospectus will be passed upon for the Company by Lester Morse, P.C., Great Neck, New York. Prior to this offering, Lester Morse P.C. and members of the firm own of record and beneficially less than 2% of ATC's outstanding shares of Common Stock.

                            EXPERTS

      The financial statements of ATC as of February 29, 1996 and February 28, 1995 and for each of the three years in the period ended February 29, 1996, which have been incorporated by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of 3D Information Services, Inc. as of December 31, 1995 and for the year ended December 31, 1995, which have been incorporated by reference, have been audited by Deloitte Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of American Testing and Engineering Corporation as of December 31, 1995 and for each of the two years in the period ended December 31, 1995 and 1994 and for the three months ended December 31, 1993 and year ended September 30, 1993, which have been incorporated herein by reference, have been audited by Coopers & Lybrand L.L.P., independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                20
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

                            PART II
             Information Not Required in Prospectus



Item 14:  Other Expenses of Issuance and Distribution

      The estimated expenses in connection with this offering are as follows:

                       AMOUNT TO BE PAID



     SEC Registration Fee               $ 2,607.14

     Legal Fees                          10,000.00

     Accounting Fees                     10,000.00

     Miscellaneous                       13,392.86
                                        ----------
          Total                         $36,000.00
                                        ==========

Item 15:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Company's Certificate of Incorporation contains a provision which, in substance, eliminates the personal liability of the directors to the Company and its stockholders for monetary damages for breaches of their fiduciary duties as directors to the fullest extent permitted by Delaware law. By virtue of this provision, under current Delaware law a director of the Company will not be personally liable for monetary damages for breach of his fiduciary duty, except for liability for (a) breach of his duty of loyalty to the Company or to its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) dividends or stock repurchases or redemptions that are unlawful under Delaware laws and (d) any transaction from which he receives an improper personal  benefit. This provision pertains only  to  breaches  of duty by directors as directors and not in any other corporate capacity, such as officers, and limits liability only for breaches of fiduciary duties under Delaware corporate law and not for violations of other laws such as the federal securities laws. As a result of the inclusion of such provision, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. The inclusion of this provision in the Company's Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or Management from bringing a lawsuit against directors for breach of their duty of care, even though such an

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
action, if successful, might otherwise have benefitted the Company and its stockholders.

      The General Corporation Law of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, in a proceeding not by or in the right of the corporation, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Delaware law further provides that a corporation will not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper.

     The indemnification and advancement of expenses provided by, or granted pursuant to Delaware Corporation Law is not be deemed exclusive of any other rights to which those seeking indemnification or advance of expenses may be entitled under any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      Article IX of the Company's By-Laws provides that the officers and directors of the Company shall be entitled to indemnification to the maximum extent permitted by Delaware law.

     The Company has entered into indemnification agreements with officers and directors of the Company and its subsidiaries (the "Indemnitee") wherein the Company has agreed to hold such officer and director harmless and to indemnify each person from and against any and all judgments, fines, amounts paid in settlements and expenses, including attorneys' fees, incurred as a result of or in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative or as a result of or in connection with any appeal therein, whether or not such action, suit proceeding is by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint

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
venture, trust, employee benefit plan or other enterprise which the Indemnitee serves in any capacity at the request of the Company, to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party or as a result of or by reason of the fact that Indemnitee is, was or at any time becomes a director or officer of the Company, or is or was serving or at any time services such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity, whether arising out of any breach of Indemnitee's fiduciary duty, under any state or federal law or otherwise as a director or officer of the Company or as a director, officer, employee or agent of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; provided, however, that no indemnity pursuant to the indemnification agreements shall be paid by the Company (1) except to the extent the aggregate of losses to be indemnified exceeds the amount of such losses for which Indemnitee is actually paid pursuant to any insurance purchased and maintained by the Company for the benefit of Indemnitee; (2) if judgment or other final adjudication established that the Indemnitee's acts were committed in bad faith or were the result of dishonesty so adjudicated, or that Indemnitee personally gained in fact a financial profit or other advantage to which Indemnitee was not legally entitled; or (3) if a final judgment by a court having jurisdiction in the matter or the Court of Chancery shall determine that Indemnitee is not entitled to such indemnification. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, (the "Act") and is therefore unenforceable.

ITEM 16:  Exhibits

2 Agreement and Plan of Merger to reincorporate in Delaware(contained in Exhibits 3(b) and 3(c)(1)

2(a)      Agreement   and  Plan  of  Merger  between   ATC
          Environmental Inc. and Aurora Environmental Inc. (6)

3(a)      Certificate of Incorporation of Registrant(1)

3(b)      Certificate   of   Ownership   and   Merger   of
          Registrant(Delaware)(1)

3(c)      By-Laws(1)

3(d)      Certificate  of Merger(Aurora Environmental  Inc.
          Merging with and into ATC Environmental Inc.)(9)

4         Warrant  Agreement  relating  to  Class   C Warrants (13)

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
4(a)      Specimen of Class C Warrant (13)

5         Opinion re: Legality - Lester Morse *

10        Employee Savings(401(k))Plan(2)

10(a)     New York City Lease(3)

10(b)     Form of Indemnity Agreement(10)

10(c)     Asset  Purchase  Agreement  between  ATC  Environmental
          Inc.,  a  Delaware corporation, and Hill  International
          Inc., a Delaware corporation, executed on November 10, 1995(5)

10(d)     Six-Month Promissory Note executed and delivered by ATC
          Environmental  Inc. on November 10,  1995,  payable  to
          Hill International, Inc. in the amount of $300,000(5)

10(e) Irrevocable Letter of Credit executed by Atlantic Bank of New York on November 8, 1995, and delivered by ATC Environmental Inc. on November 10, 1995, payable on or after May 1, 1996, to Hill International, Inc. in the amount of $730,625.00(5)

10(f) Bill of Sale delivered on November 10, 1995, conveying assets referenced in assets purchase agreement from Hill International, Inc. to ATC environmental Inc.(5)

10(g)     Non-Competition Agreement of Irvin E.  Richter  to  ATC
          Environmental Inc. Delivered  on November 10, 1995(5)

10(h)     Non-Competition Agreement of David L.  Richter  to  ATC
          Environmental Inc. Delivered on November 10, 1995(5)

10(i)     Agreement  for Sale and Purchase of Business Assets  on
          May 24, 1996, among ATC Environmental, American Testing and Engineering Corporation d/b/a ATEC Associates, Inc.
          and Gerald D. Mann.(11)

10(j) Assumption of Liabilities Agreement on May 24, 1996, among ATC Environmental Inc., American Testing and
          Engineering Corporation and Gerald D. Mann.(11)

10(k) Master Equipment Lease Agreement on May 24, 1996, between ATC Environmental Inc. and American Testing and
          Engineering Corporation.(11)

10(l)     Master Sublease Agreement on May 24, 1996, between  ATC
          Environmental Inc. and American Testing and Engineering
          Corporation covering premises leases at Indianapolis, IN, Atlanta, GA and Dallas, TX.(11)

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
10(m)     Non-Competition Agreement on May 24, 1996, between  ATC
          Environmental Inc. and American Testing and Engineering
          Corporation.(11)

10(n)     Mann Non-Competition Agreement on May 24, 1996, between
          ATC Environmental Inc. and Gerald D. Mann.(11)

10(o)     WATEC   Non-Competition  Agreement  on  May  24,  1996,
          between  ATC  Environmental Inc.  and  Waste  Abatement
          Technology, LLP.(11)

10(p)     Security   Agreement  on  May  24,  1996,   among   ATC
          Environmental  Inc., American Testing  and  Engineering
          Corporation and Gerald D. Mann.(11)

10(q)     $500,000  Letter  of  Credit  on  May  24,  1996,  from
          Chemical  Bank,  N.A.  against  the  account   of   ATC
          Environmental Inc. in favor of American Testing and Engineering Corporation.(11)

10(r)     Agreement  for Sale and Purchase of Business Assets  on
          May  28,  1996,  among ATC In Sys Technology  Inc.,  3D
          Information Services Inc. and Ciro De Saro.(11)

10(s) Assumption of Liabilities Agreements on May 28, 1996, between ATC In Sys Technology Inc., 3D Information
          Services Inc. and Ciro De Saro.(11)

10(t) Stockholders Non-Competition Agreement on May 28, 1996, between ATC In Sys Technology Inc. and the stockholders of 3D Information Services Inc.(11)

10(u) Three-year, $2,500,000 Promissory Note on May 29, 1996, from ATC Environmental Inc. to 3D Information Services
          Inc.(11)

11               Statements   re:   Computation  of   per   share
          earnings(11)(12)

21             Subsidiaries of Registrant(4)

23        Independent Auditors' Consent-Deloitte & Touche LLP(*)

23(a)     Consent of Counsel (contained in Exhibit 5)(*)

23(b)     Consent of Coopers & Lybrand L.L.P.(*)

99        1988 Stock Option Plan(7)

99(a)     1993 Stock Option Plan(8)
___________________________

* Filed herewith.

(1)      Reference is made to the Registrant's Registration Statement
     File  No.  33-19889 on Form S-1, which is   incorporated  by
     reference and contains exhibits 2, 3(a), 3(b) and 3(c).

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
(2) Reference is made to the Registrant's Form 10-K for the fiscal year ended February 28, 1990 which is incorporated by reference and contains Exhibit 10.

(3) Reference is made to the Registrant's Form 10-K for the fiscal year ended February 29, 1992 which is incorporated by reference and contains exhibit 10(a).

(4) During the fiscal year ended February 29, 1996, ATC had four wholly-owned subsidiaries, namely, Hygeia ProScience Laboratories Inc. ("Hygeia"), ATC Management Inc. ("Management Co."), ATC New England Corp. ("ATC New England") and ATC Blattert Inc. ("Blattert"). Hygeia, Management Co., ATC New England and Blattert are formed under the laws of the States of Delaware, South Dakota, Delaware and South Dakota, respectively. Hygeia does business under the name Hygeia ProScience, Inc. Management Co. Does business under the name ATC Management Inc. ATC New England does business under its own name and Con-Test. Blattert does business under ATC Blattert Inc., Blattert & Associates Inc. And Microbial Environmental Services, Inc.

(5)  Reference  is  made  to  the  Registrant's  Form  8-K  dated
     November 10, 1995, which is incorporated by reference and contains Exhibits 10(c), 10(d), 10(e), 10(f), 10(g) and
     10(h).

(6)  Reference  is made to the Registrant's Form S-4 Registration
     Statement, file No. 33-88380 which is incorporated by reference and contains Exhibit 2(a).

(7)  Reference  is made to the Registrant's Form S-8 Registration
     Statement, file No. 33-55592 which is incorporated by reference and contains Exhibit 99.

(8)  Reference  is made to the Registrant's Form S-8 Registration
     Statement, File No. 33-77578 which is incorporated by reference and contains Exhibit 99.1.

(9) Reference is made to the Registrant's Form 10-Q for the quarter ended May 31, 1995, which is incorporated by reference and contains Exhibit 3(d).

(10) Reference is made to the Registrant's Form 10-K for its fiscal year ended February 28, 1995, which is incorporated by reference and contains Exhibit 10(b).

(11) Reference is made to the Registrant's Form 10-K, as amended for its fiscal year ended February 29, 1996, which is incorporated by reference and contains Exhibits 10(i), 10(j), 10(k), 10(l), 10(m), 10(n), 10(o), 10(p), 10(q),
     10(r), 10(s), 10(t), 10(u) and 11.

(12) Reference is made to the Registrant's Form 10-Q for the quarter ended May 31, 1996, which is incorporated by reference and contains Exhibit 11.
(13) Reference is made to the Registrant's Form S-1 Registration Statement, File No. 33-3902, which is incorporated by reference and contains Exhibits 4 and 4(a).

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
ITEM 17:  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i)  To  include  any prospectus required  by  section
10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act") if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided,  however,  that  paragraphs  (a)(1)(i)  and
(a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 of the Securities Act, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering period.

           (3) To remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where

                                II-7
PAGE
applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                II-8
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
                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Form S-3 Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 16th day of August, 1996.

                              ATC ENVIRONMENTAL INC.

                              By:   /s/ Morry F. Rubin
                                 ---------------------------
                                 Morry F. Rubin, President
                                 and Chief Executive Officer

                       POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Morry F. Rubin his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all future amendments to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents all authority to do and perform each and every act and thing and purpose as he might or could do in person, hereby ratifying and confirming all that said attorney-in- fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Form S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signatures                      Titles                  Date
         ----------                      ------                  ----

      /s/ George Rubin       Chairman of the Board,           August 16,
      ---------------        Secretary and Director              1996
        George Rubin

     /s/ Morry F. Rubin                                       August 16,
     ------------------      President, Chief Executive          1996
       Morry F. Rubin        Officer, Treasurer and Director

    /s/ Richard L. Pruitt    Vice President, Principal        August 16,
    ---------------------    Accounting Officer and              1996
     Richard L. Pruitt       Director

      /s/ Wayne Crosby       Chief Financial Officer          August 16,
      ----------------                                           1996
        Wayne Crosby

   /s/ Richard S. Greenberg  Director                         August 16,
   ------------------------                                      1996
    Richard S. Greenberg

    /s/ Julia S. Heckman     Director                         August 16,
    --------------------                                         1996
      Julia S. Heckman

                                II-9
PAGE

                           EXHIBIT 5

                         Legal Opinion

                                II-10
PAGE

                       LESTER MORSE P.C.
                 111 Great Neck Road, Suite 420
                      Great Neck, NY 11021
                    Telephone (516) 487-1446
                   Telecopier (516) 487-1452


ATC Environmental Inc.                            August 13, 1996
104 East 25th Street, 10th Floor
New York, NY  10010

Re:  Registration Statement on Form S-3
     of ATC Environmental Inc.
     ----------------------------------

Gentlemen:

      We have reviewed the Certificate of Incorporation and amendments thereto, By-Laws (as amended), corporate proceedings and other documents of ATC Environmental, Inc. (the "Company") and based upon the foregoing, it is our opinion that the securities being registered with the Securities and Exchange Commission pursuant to this Registration Statement, will when issued upon exercise of the Class C common stock purchase warrants, be legally issued, fully paid and non-assessable.

       No consents, approvals, authorizations or orders of agencies, officers or other regulatory authorities are necessary for the valid authorization, issuance or sale of the shares hereunder, except as such may be required under the Securities Act of 1933, as amended, or state securities, or Blue Sky laws.

      We consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement and further consent to the reference made to us under the caption "Counsel" in the Prospectus constituting a part of such Registration Statement. Nothing contained herein shall be considered an omission that we are deemed an expert within the meaning of the Securities Act of 1933, as amended.


                                   Very truly yours,

                                   LESTER MORSE P.C.



                                   Steven Morse


SM:gm

                                II-11

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

                            EXHIBIT 23

                    CONSENT OF DELOITTE & TOUCHE LLP



                                II-12
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

  INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement ATC Environmental Inc. on Form S-3 of our report dated May 6, 1996 (May 28, 1996 as to Note M) appearing in the Annual Report on Form 10-K, as amended, of ATC Environmental Inc. for the year ended February 29, 1996, and our report dated April 26, 1996 on financial statements of 3D Information Services appearing on Form 8-K dated May 24, 1996, as amended, incorporated by reference herein, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration.

  Deloitte & Touche LLP

  Omaha, Nebraska
  August 16, 1996

                                II-13
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

                            EXHIBIT 23(b)

                    CONSENT OF COOPERS & LYBRAND L.L.P.



                                II-14
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

  Consent of Independent Accountants

  We consent to the incorporation by reference in this Registration Statement of ATC Environmental, Inc. (ATC) on Form S-3 (File No. 333-0000) of our report dated March 15, 1996 (May 23, 1996 as to Notes 1 and 5) on our audits of the consolidated financial statements of American Testing and Engineering Corporation as of December 31, 1995 and 1994, and for the years then ended, and of our report dated March 31, 1995 (May 4, 1995 as to Note 4), on our audits of the consolidated financial statements of American Testing and Engineering Corporation as of December 31, 1994 and 1993 and September 30, 1993 and for the year ended December 31, 1994, the three months ended December 31, 1993, and the year ended September 30, 1993, incorporated by reference herein to ATC's report on Form 8-K dated May 24, 1996, as amended. We also consent to the reference to our firm under the caption as "Experts"


  Coopers & Lybrand L.L.P.

  Indianapolis, Indiana
  August 16, 1996

                                II-15